Exhibit 99.16
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                                  NEWS RELEASE
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             FNB Bancorp Appoints New Director, R. Albert Roensch

South San Francisco, California--December 19, 2003: FNB Bancorp (Bulletin Board
FNBG), the holding company for First National Bank of Northern California, is pleased to announce the appointment of R. Albert Roensch to the Board of Directors of FNB Bancorp and First National Bank of Northern California. Mr. Roensch has forty plus years of distinguished experience in the Banking Industry, including the California Independent Banker's Award for "Banker of the Year" in 1996 and 1997. Mr. Roensch was also the founding President and CEO of Pacific Coast Bankers Bank. Michael R. Wyman, Chairman of the Board of First National Bank of Northern California, commented, "We are very fortunate to have a talented individual such as Mr. Roensch on our Board. His community banking experience and his leadership will bring great value to First National Bank of Northern California." First National Bank of Northern California was established in 1963 in Daly City, California. Today, the Bank has eleven branches in San Mateo County and assets of $410,000,000.00 (four hundred ten million dollars).

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by FNB Bancorp with the Securities and Exchange Commission, should be carefully considered when evaluating its business prospects. FNB Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

Contacts:

            FNB Bancorp
            Tom McGraw, 650-875-4865
            James B. Ramsey, 650-875-4862

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